Exhibit 10.33

GUARANTY OF PAYMENT AND RECOURSE CARVEOUTS

THIS GUARANTY OF PAYMENT AND RECOURSE CARVEOUTS (this “Guaranty”) is made as of the 11th day of September, 2012, by RBH-TRB NEWARK HOLDINGS, LLC, a New York limited liability company having an office c/o RBH Group, 89 Market Street, 8th Floor, Newark, New Jersey 07102 (“RBH-TRB”), and RON BEIT-HALACHMY, an individual having an office c/o RBH Group, 89 Market Street, 8th Floor, Newark, New Jersey 07102 (“Ron”, and together with RBH-TRB, collectively, jointly and severally, “Guarantors” and individually, each a “Guarantor”) in favor of GOLDMAN SACHS BANK USA, a New York banking corporation, having an office at 200 West Street, New York, New York 10282 (the “Bank”).

R E C I T A L S :

WHEREAS, pursuant to that certain Building Loan Agreement, dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the “Loan Agreement”), between Teachers Village Project A QALICB Urban Renewal Entity, LLC, a New Jersey limited liability company (“Borrower”) and Bank, Bank has agreed to make a loan (the “Loan”) to Borrower in the aggregate principal amount of up to $9,000,000, as more particularly described and subject to the terms and conditions of the Loan Agreement; and

WHEREAS, the Loan is evidenced by that certain Mortgage Note, dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the “Note”), in the amount of the Loan, and is secured by, among other things, that certain Mortgage, Assignment of Leases and Rents and Security Agreement (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Mortgage”) dated of even date herewith, made by Borrower in favor of the Bank; and

WHEREAS, as additional security for the full, timely and faithful repayment of the Loan and the performance by Borrower of all of its obligations under the Loan Agreement and the Loan Documents (as defined in the Loan Agreement), Bank requires as a condition to entering into the Loan Agreement and making the Loan that Guarantors execute and deliver to the Bank this Guaranty for the benefit of the Bank; and

WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to such terms in the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce Bank to enter into the Loan Agreement and make the Loan, each Guarantor hereby represents, warrants and covenants to Bank as follows:

1.                                      Formation and Existence; Power and Authority.  RBH-TRB is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of its formation and has full power and authority to execute, deliver and perform this

Guaranty and any Loan Document to which it is a party.  Such Guarantor will preserve and maintain such legal existence and good standing.

2.                                      Obligations Guaranteed.

(a)                                 RBH-TRB absolutely, irrevocably and unconditionally guarantees to Bank:

(i)                                     the payment of all sums due and owing under the Loan Documents (including, but not limited to, principal and interest with respect to the Loan and all other fees owed to the Bank under the Loan Documents and any and all fees and/or amounts due and payable and owed to the Bank in connection with the Loan), and all extensions, renewals, replacements and amendments thereof; provided, however, that the Guarantors shall guaranty the payment of the interest component of the foregoing obligation until the earlier of a sale of the Premises pursuant to a foreclosure of the Mortgage or conveyance of the Premises by deed-in-lieu thereof;

(ii)                                  the payment of all policies of insurance required to be furnished by Borrower pursuant to the Loan Agreement and/or Mortgage (i.e., prior to the Maturity Date) or until the earlier of a sale of the Premises pursuant to a foreclosure of the Mortgage or conveyance of the Premises by deed-in-lieu thereof, if not paid when due by Borrower; and

(iii)                               the payment of all operating expenses incurred in connection with the day-to-day operation of Premises during the term of the Loan (i.e., prior to the Maturity Date) or until the earlier of a sale of the Premises pursuant to a foreclosure of the Mortgage or conveyance of the Premises by deed-in-lieu thereof, if not paid when due by Borrower.

(b)                                 Guarantors, jointly and severally, absolutely, irrevocably and unconditionally guaranty to Bank the obligations or liabilities of Borrower to Bank for any loss, damage (excluding consequential damages), cost, expense, liability, claim or other obligation incurred by Bank (including attorneys’ fees and costs reasonably incurred), as well as the payment of all Enforcement Costs (as hereafter defined) arising out of or in connection with the following:

(i)                                     fraud or material intentional misrepresentation by or on behalf of Borrower or Guarantor, or any of their respective agents, representatives, principals, officers or managers, in connection with the Loan Documents;

(ii)                                  the gross negligence or willful misconduct of Borrower or any Guarantor, or any of their respective agents, representatives, principals, officers or managers, in connection with the Loan Documents; provided, however, that an Event of Default under the Loan Documents does not in and of itself constitute gross negligence or willful misconduct;

(iii)                               intentionally omitted;

(iv)                              intentional physical waste to new improvements constructed on the Premises (as such term is defined in the Mortgage) at any time after the commencement of construction of new improvements on the Premises (and expressly not including any demolition of improvements existing on the Premises as of the date hereof) by Borrower or any Affiliate of Borrower or any of their respective principals, officers, managers or employees (to the extent it is within the scope of the employee’s employment relating to the Projects);

(v)                                 the sale or transfer of any portion of the Premises or the Projects in violation of the Loan Documents by the Borrower or any Affiliate of Borrower;

(vi)                              except to pay interest on the Loan and/or other costs in connection with the Premises, the distribution to Borrower or any Affiliate of Borrower of any proceeds or cash flow from the Premises or the Projects other than as expressly permitted in the Loan Agreement;

(vii)                           the misappropriation or conversion by Borrower or any Affiliate of Borrower or any of their respective agents, representatives, principals, officers or managers of (A) any insurance proceeds paid by reason of any loss, damage or destruction to all or any part of the Premises, (B) any awards or other amounts received in connection with the condemnation of all or any part of the Premises, or (C) any proceeds or cash flow pertaining to the Projects;

(viii)                        the failure to use Loan proceeds in accordance with the provisions of the Loan Documents to pay charges for labor or materials or other charges procured by Borrower that create Liens on all or any part of the Premises unless (a) such charge is diligently contested in good faith by appropriate proceedings timely instituted, (b) reasonable reserves or bonds in substitution thereof that are established or delivered with respect to the contested item, and (c) during the period of such contest, the enforcement of any contested item is effectively stayed;

(ix)                              any security deposits, advance deposits, down payments or any other deposits collected by Borrower or any Affiliate of Borrower with respect to the Premises which are not delivered to Bank, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the agreements pursuant to which such deposits were received; or

(x)                                 Borrower’s failure to obtain Bank’s prior written consent to any subordinate financing encumbering the Premises, and such failure continues for ten (10) days after notice from Bank to the Guarantors.

(c)                                  Guarantors, jointly and severally, absolutely, irrevocably and unconditionally guaranty to Bank the payment of the full amount of the Loan, including, without limitation, all outstanding principal due on the Loan, all accrued interest thereon, and all other amounts, obligations or liabilities of Borrower to Bank in respect of the Loan under the Loan Agreement, the Mortgage and the other Loan Documents, as well as the payment of all Enforcement Costs, upon the occurrence of any of the following events:

(i)                                     If the Borrower fails to obtain the Bank’s prior written consent to any subordinate financing encumbering the Premises that is not otherwise permitted pursuant to the terms of the Loan Documents;

(ii)                                  If Borrower shall (A) voluntarily commence a petition under any applicable bankruptcy, insolvency, creditors rights or other similar law now or hereafter in effect (collectively, the “Insolvency Laws”), (B) voluntarily make any assignment for the benefit of creditors under any Insolvency Law, or (C) become the debtor in or subject of any involuntary case or proceeding under any Insolvency Law if the creditors in such proceeding shall have colluded with Borrower or any Guarantor and/or in any such involuntary case or proceeding involving Borrower, Borrower shall consent to the entry of an order for relief or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or of any substantial part of Borrower’s property;

(iii)                               If any Guarantor shall (A) voluntarily commence a petition under any applicable Insolvency Laws, (B) voluntarily make any assignment for the benefit of creditors under any Insolvency Law, or (C) become the debtor in or subject of any involuntary case or proceeding under any Insolvency Law if the creditors in such case or proceeding shall have colluded with such Guarantor or Borrower and/or in any such involuntary case or proceeding involving such Guarantor, such Guarantor shall consent to the entry of an order for relief or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of such Guarantor or of any substantial part of such Guarantor’s property; or

(iv)                              If any Guarantor, Borrower or any party having a direct or indirect ownership interest in Borrower or any party acting through, under or on behalf of any of the foregoing, acts in a manner so as to in bad faith impede or delay the Bank’s rights to exercise remedies under this Guaranty or any of the other Loan Documents (including, without limitation, raising defenses, offsets or counterclaims with respect to the Bank exercising such remedies, which defenses, offsets and/or counterclaims are adjudicated to have been undertaken in bad faith by final order of a court of competent jurisdiction).

(d)                                 For purposes hereof, “Enforcement Costs” shall mean any and all expenses actually paid or incurred by the Bank in the collection of all or any portion of the Guarantors’ obligations hereunder or the exercise or enforcement of any other rights, powers, privileges, remedies and interests of the Bank hereunder, including, without limitation, reasonable attorneys’ fees, irrespective of the manner or success of any such collection, exercise or enforcement, and whether or not such expenses constitute part of the Borrower’s obligations.  As used herein, “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof, and any fiduciary acting in such capacity on behalf of any of the foregoing.

(e)                                  Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, Bank shall not be deemed to have waived any right which Bank may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy

Code to file a claim for the full amount of the Loan or to require that all collateral shall continue to secure all of the Loan in accordance with the Loan Documents.

3.                                      Unconditional Guaranty. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and performance and not of collection and is in no way conditioned or contingent upon any attempt to enforce Bank’s rights against Borrower or to collect from the Borrower or upon any other condition or contingency; accordingly, Bank shall have the right to proceed against Guarantors immediately upon any Event of Default beyond applicable notice and cure periods without taking any prior action or proceeding to enforce the Loan Documents or any of them or for the liquidation or foreclosure of any security Bank may at any time hold pursuant thereto.  Each Guarantor hereby waives and releases any claim (within the meaning of 11 U.S.C. § 101) which such Guarantor may have against Borrower arising from a payment made by such Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of such Guarantor or any right of such Guarantor to proceed against Borrower for reimbursement.  It is expressly understood that the waivers and agreements of Guarantors constitute additional and cumulative benefits given to Bank for its security and as an inducement for the making of the Loan.  Bank may at any time and from time to time take any and/or all actions and enforce all rights and remedies available to it hereunder or under applicable law to collect from Guarantors any amounts then due and payable hereunder by Guarantors and/or to cause Guarantors to fulfill his, her or its obligations hereunder.  Bank may at any time and from time to time take any and/or all actions and enforce all rights and remedies available to it hereunder or under applicable law to collect from Guarantors any amounts then due and payable hereunder by Guarantors and/or to cause Guarantors to fulfill his, her or its obligations hereunder.

4.                                      Liability Unimpaired.  Until such time as this Guaranty shall terminate pursuant to Section 29 hereof or as otherwise expressly set forth herein, Guarantors’ liability hereunder shall in no way be limited or impaired by, and Guarantors hereby consent to and agree to be bound by, any amendment or modification of the provisions of any of the Loan Documents or any other instrument made to or with Bank by Borrower or any Guarantor, or any Person who succeeds Borrower as owner of all or part of the Premises prior to foreclosure of the Mortgage or exercise of any power of sale contained therein.  In addition, until such time as this Guaranty shall terminate pursuant to Section 29 hereof, Guarantors’ liability hereunder shall in no way be limited or impaired by (i) any extensions of time for performance required by any of said documents, (ii) any sale, assignment or foreclosure of the Mortgage or any sale or transfer of all or part of the property secured by the Mortgage, (iii) any exculpatory provision in any of said instruments limiting Bank’s recourse to the Premises or to any other security, or limiting Bank’s rights to a deficiency judgment against Borrower, (iv) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said instruments by operation of law or otherwise, (v) the release or substitution in whole or in part of any security for the Loan, (vi) Bank’s failure to record the Mortgage or file any UCC financing statements (or Bank’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan, (vii) the invalidity, irregularity or unenforceability, in whole or in part, of any of the Loan Documents, this Guaranty or any other instrument or agreement executed or delivered to Bank in connection with the Loan, except to the extent that there is a final adjudication by a court of competent jurisdiction of a valid defense to Borrower’s obligations under the Loan Documents to payment of the Indebtedness (as defined in the Mortgage), (viii) any amendment, modification or supplement to the Project Cost Statement, Hard Cost Statement, Loan Budget Amounts, the General Contract, any Major Subcontract (each as defined in the Loan Agreement), any construction management agreement or any other construction documents relating to the Improvements, or any extensions or changes of the Completion Date (as defined in the Loan Agreement) or any schedule with respect to the construction of the Improvements, (ix) the material inaccuracy of any of the representations and warranties made by Borrower in the Loan Agreement, the Mortgage or the other Loan Documents or any disbursement certificates or requests for disbursements made under the Loan Agreement, or (x) any other action or circumstance whatsoever that constitutes, or might be construed to constitute, a legal or equitable discharge or defense (except full payment and satisfaction) of Borrower for its obligations under any of the Loan Documents or of Guarantors under this Guaranty; and, in any such case, whether with or without notice to Guarantors and with or without consideration.

5.                                      Preservation of Loan Documents.  Guarantors will cause Borrower to maintain and preserve the enforceability of the Loan Documents as the same may be modified and will not permit Borrower to take or to fail to take actions of any kind which might be the basis for a claim that Guarantors have a defense to Guarantors’ obligations hereunder.

6.                                      RESERVED.

7.                                      Indemnification; Payments; Certain Waivers.  Each Guarantor (i) waives any right or claim of right to cause a marshalling of Borrower’s assets or to cause Bank to proceed against any of the security for the Loan or for the obligations guaranteed hereby before proceeding against any Guarantor, (ii) agrees that any payments required to be made by Guarantor hereunder shall become due on demand in accordance with the terms of Paragraph 2 hereof and without presentment to Borrower, demand for payment or protest, or notice of non-payment or protest, and (iii) except as hereinafter provided, expressly waives and relinquishes all rights and remedies accorded by applicable law to guarantors.  Without limiting the generality of the foregoing, each Guarantor hereby waives all rights (x) to participate in any claim or remedy Bank may now or hereafter have against Borrower or in any collateral which Bank now has or hereafter may acquire for the obligations guaranteed hereby and (y) except as provided below, to contribution, indemnification, set-off, exoneration or reimbursement, whether from Borrower, any Guarantor, or any other person now or hereafter primarily or secondarily liable for any of Borrower’s obligations to Bank, and whether arising by contract or operation of law or otherwise by reason of Guarantor’s execution, delivery or performance of this Guaranty.  Each Guarantor does not waive and hereby retains all rights of subrogation, contribution, indemnification, set-off or reimbursement against Borrower or any other Guarantor that such Guarantor may have (the “Undersigned’s Rights”); provided, however, that (i) this Guaranty shall neither be contingent upon the existence of the Undersigned’s Rights nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of the Undersigned’s Rights including, without limitation, any claim that the Undersigned’s Rights were abrogated by any of Bank’s acts unless such acts constitute gross negligence or willful misconduct of the Bank, and (ii) until the Loan shall have been paid in full, each Guarantor hereby postpones and subordinates (A) the exercise of any and all of the Undersigned’s Rights to

Bank’s rights against each Guarantor under this Guaranty or against Borrower under any of the Loan Documents, and (B) any of the Undersigned’s Rights to any collateral securing the Loan.

8.                                      Reinstatement.  This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby is rescinded or otherwise must be restored or returned by Bank (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, any Guarantor or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower, any Guarantor or any other person or for a substantial part of Borrower’s, any Guarantor’s or any of such other person’s property, as the case may be, or otherwise, all as though such payment had not been made.  Guarantors further agree that in the event any such payment is rescinded or must be restored or returned, all costs and reasonable expenses (including, without limitation, reasonable legal fees and expenses) incurred by or on behalf of Bank in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by Guarantors pursuant to Paragraph 2 above and covered by Guarantors’ indemnity pursuant to Paragraph 7 above.

9.                                      Litigation, Compliance with Judgments.  Each Guarantor represents and warrants that as of the date hereof, there are no actions, suits or proceedings pending or, to the best of such Guarantor’s knowledge, threatened in writing against or affecting such Guarantor, at law, in equity or before or by any governmental authorities which would have a material effect on such Guarantor’s ability to perform his/its obligations hereunder; to the best of such Guarantor’s knowledge, such Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authorities.

10.                               Authorization and Enforceability; No Conflicts.  As of the date hereof, each Guarantor has the full power and authority to enter into and perform his/its obligations under this Guaranty and this Guaranty is a legal, valid and binding instrument, enforceable against such Guarantor in accordance with its terms.  The execution, delivery and performance of this Guaranty has been authorized by all proper and necessary actions of each Guarantor.  Each Guarantor represents and warrants with respect to itself and to its knowledge that the consummation of the transactions contemplated hereby and the performance of this Guaranty and the other Loan Documents to which such Guarantor is a party have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which such Guarantor is a party or by which such Guarantor may be bound or affected.

11.                               Compliance with Laws.  As of the date hereof, each Guarantor represents and warrants with respect to itself and to its knowledge that such Guarantor is in compliance with, and the transactions contemplated by the Loan Documents and this Guaranty does not and will not violate any provision of, or require any filing, registration, consent or approval under, any federal, state or local law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award (hereinafter, “Laws”) presently in effect having applicability to such Guarantor.  Each Guarantor agrees that it will comply promptly with all Laws now or hereafter in effect having applicability to such Guarantor.

12.                               Accuracy of Information; Full Disclosure.  As of the date hereof, each Guarantor represents and warrants that neither this Guaranty nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of such Guarantor to Bank in connection with the negotiation of the Loan Documents or the consummation of the transactions contemplated thereby, or required herein or by the other Loan Documents to be furnished by or on behalf of such Guarantor, contains any untrue or misleading statement of a material fact; there is no fact which such Guarantor has not disclosed to Bank in writing which materially affects adversely any of the property covered by the Mortgage or the business affairs or financial condition of such Guarantor, or the ability of such Guarantor to perform this Guaranty and the other Loan Documents to which such Guarantor is a party.

13.                               Financial Statements.  Each Guarantor represents, warrants and covenants with respect to itself as follows:

(a)                                 The most recent financial statements heretofore delivered by Guarantor to Bank are true and correct in all respects, have been prepared in accordance with sound accounting principles consistently applied and fairly present Guarantor’s financial condition as of the date thereof including detailed information on all real estate holdings of the Guarantor and its subsidiaries, and no material adverse change has occurred in the financial condition reflected therein since the date thereof.

(b)                                 Guarantor shall deliver to Bank annually, as soon as available, but in any event within one hundred twenty (120) days after the last day of its fiscal year, a balance sheet of the Guarantor and its subsidiaries, as of such last day of the fiscal year, and statements of income and retained earnings and cash flow for such fiscal year, each prepared in accordance with sound accounting principles consistently applied, in reasonable detail, including detailed information on all real estate holdings of the Guarantor and its subsidiaries.

(c)                                  Guarantor shall deliver to Bank each tax return of the Guarantor within forty-five (45) days after the submission thereof to the applicable taxing authority.

(d)                                 Promptly after a written request therefor, Guarantor shall deliver to Bank such other financial data or information as the Bank may reasonably request from time to time.

14.                               Non-Waiver Remedies Cumulative.  No failure or delay on Bank’s part in exercising any right, power or privilege under any of the Loan Documents, this Guaranty or any other document made to or with Bank in connection with the Loan shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute Bank’s acquiescence in any default by Borrower or Guarantors under any of said documents.  A waiver by Bank of any right or remedy under any of the Loan Documents, this Guaranty or any other document made to or with Bank in connection with the Loan on any one occasion shall not be construed as a bar to any right or remedy which Bank otherwise would have on any future occasion.  The rights and remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

15.                               Transfers of Interests in the Loan.  Subject to the terms and conditions with respect thereto set forth in the Loan Documents, Guarantors acknowledge that Bank, at Bank’s sole discretion, may sell, assign or transfer interests in the Loan, this Guaranty and the other Loan Documents to one or more purchasers and/or assignees and agrees in connection therewith, all Loan Documents and other documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower, Guarantors, the Premises or the Projects, may be provided to and retained by any such purchaser or assignee or prospective purchaser or assignee.  Guarantors agree that Bank shall have no obligation to give Guarantors written notice of any sale, assignment or transfer of any interest in the Loan or any part thereof.

16.                               Separate Indemnity.  Guarantors acknowledge and agree that Bank’s rights (and Guarantors’ obligations) under this Guaranty shall be in addition to all of Bank’s rights (and all of Guarantors’ obligations) under any indemnity agreement executed and delivered to Bank by Borrower and/or Guarantors in connection with the Loan, and payments by Guarantors under this Guaranty shall not reduce any of Guarantors’ obligations and liabilities under any such indemnity agreement.

17.                               Severability.  Any provision of this Guaranty, or the application thereof to any person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty (or the remaining portions of such provision) or the application thereof to any other person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any person or circumstance in any other jurisdiction.

18.                               Entire Agreement; Amendments.  This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated except by a written instrument signed by the Person against whom enforcement of the waiver, amendment or termination is sought.

19.                               Successors and Assigns.  This Guaranty shall be binding upon and shall inure to the benefit of Bank and Guarantors and their respective heirs, personal representatives, successors and assigns.  This Guaranty may be assigned by Bank with respect to all or any portion of the obligations guaranteed hereby, and when so assigned Guarantors shall be liable under this Guaranty to the assignee(s) of the portion(s) of the obligations guaranteed hereby so assigned without in any manner affecting the liability of Guarantors hereunder to Bank with respect to any portion of the obligations guaranteed hereby retained by Bank.

20.                               WAIVER OF TRIAL BY JURY.  GUARANTORS, AND BY ITS ACCEPTANCE HEREOF, BANK, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY

BY EACH GUARANTOR AND BANK, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH GUARANTOR AND BANK ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

21.                               ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT.  EACH GUARANTOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF BANK ON THIS GUARANTY, ANY AND EVERY RIGHT SUCH GUARANTOR MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.  NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT ANY GUARANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST BANK WITH RESPECT TO ANY ASSERTED CLAIM.

22.                               Governing Law; Submission To Jurisdiction.  This Guaranty and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey (without giving effect to New Jersey’s principles of conflicts of law).  Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any New Jersey State or Federal court sitting in the County of Essex over any suit, action or proceeding arising out of or relating to this Guaranty, and Guarantors hereby agree and consent that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New Jersey State or Federal court sitting in the County of Essex may be made by certified or registered mail, return receipt requested, directed to the Guarantors at the addresses indicated above, with a copy to its counsel at the address set forth herein, and service so made shall be complete five (5) days after the same shall have been so mailed.

23.                               Paragraph Headings.  Any paragraph headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction hereof.

24.                               Liability Unaffected by Release.  Any other Person liable upon or in respect of any obligation hereby guaranteed, may be released without affecting the liability of Guarantors hereunder.

25.                               Guarantors’ Financial Condition.  As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, each Guarantor is and will be solvent and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

26.                               Notices.  Notices shall be given in the manner provided in the Loan Agreement and with respect to Guarantors at the addresses set forth above, with a copy of any such Notice to be given to Hunton & Williams LLP, 200 Park Avenue, 52nd Floor, New York, New York 10166, Attention: Laurie A. Grasso, Esq., with a copy to McManimon, Scotland &

Baumann, LLC, 75 Livingston Avenue, 2nd Floor, Roseland, New Jersey 07068, Attention: Leah Sandbank, Esq.

27.                               Principles of Construction.  All references to sections, paragraphs, schedules and exhibits are to sections, paragraphs, schedules and exhibits in or to this Guaranty unless otherwise specified.  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty.  The recitals to this Guaranty shall be deemed a part hereof and all exhibits and schedules attached hereto, if any, are incorporated herein by reference for all purposes.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined and “including” means including without limitation.  Whenever the context requires, each gender shall include all other genders.

28.                               Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

29.                               Termination of Guaranty.

(a)                                 Notwithstanding anything set forth in this Guaranty to the contrary (except as set forth in Section 7 hereof, which shall survive any termination of this Guaranty), Guarantors shall at all times remain liable for the obligations guaranteed as set forth in this Guaranty until ninety (90) days following the earlier of (x) the irrevocable payment in full of the Loan and (y) the payment of all other amounts payable hereunder; provided, however, that in the event that after the Completion Date (as defined in the Loan Agreement):

(i)                                     the Borrower shall have caused the Premises to achieve a Debt Service Coverage Ratio of 1.20 to 1.00 for six (6) consecutive months, and shall have certified to the Bank in writing that such minimum Debt Service Coverage Ratio has been so achieved;

(ii)                                  the Bank shall have notified the Borrower and the Guarantors in writing (which notification shall not be unreasonably withheld or delayed) that based upon information available to the Bank, the Bank is in agreement that such minimum Debt Service Coverage Ratio been achieved; then Section 2(a) of this Guaranty shall automatically terminate.

For purposes of the foregoing, “Debt Service Coverage Ratio” means current gross income (based on an annualized determination by the Bank of the prior six (6) month rent roll for the Premises) for the Premises less (i) a 5% vacancy allowance and (ii) the then current operating expenses of the Premises including a minimum management fee of 3% of gross revenues (based on the greater of (x) an annualized determination by the Bank of the prior six (6) months of operating expenses of the Premises or (y) the pro forma operating expenses for such period) divided by the then outstanding aggregate principal balance of the Loan (including any amounts remaining to be advanced thereunder)) the Loan and that certain loan in the aggregate amount of $15,700,000 from the Bank to RBH-TRB West I Mezz Urban Renewal

Entity, LLC, dated as of the date hereof, together with any accrued and unpaid interest thereon, all measured by the Bank in its reasonable discretion.

(b)                                 In the event the conditions set forth in Section 29(a)(i) and (ii) above are not satisfied and the Loan has not been repaid, the liability of Guarantors under this Guaranty shall not terminate, and Guarantors shall continue to be fully obligated to the Bank for the obligations guaranteed as set forth in this Guaranty; it being expressly understood that nothing contained in this Section 29 shall be construed so as to limit or impair such full guaranty by Guarantors in the event the conditions set forth in subparagraph (a) above are not satisfied.

30.                               Survival.  All representations and warranties made by each Guarantor herein shall survive the execution hereof.

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[SIGNATURE PAGE TO GUARANTY OF PAYMENT AND RECOURSE CARVEOUTS]

IN WITNESS WHEREOF, Guarantors have caused this Guaranty to be duly executed and delivered by its duly authorized official as of the date first above stated.

RBH-TRB NEWARK HOLDINGS, LLC,
a New York limited liability company

By:
Name: Ron Beit-Halachmy
Title: Authorized Signatory

RON BEIT-HALACHMY,
an individual

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

On the        day of September in the year 2012 before me, the undersigned, a notary public in and for said state, personally appeared Ron Beit-Halachmy, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that s/he executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public